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                                                             Exhibit 99.B (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 23 to the Registration Statement (No. 33-74628) on Form N-1A, of our report dated December 13, 2002 as it relates to the Statement of Changes in Net Assets and financial highlights appearing in the October 31, 2003 Annual Report of the State Street Research Legacy Fund (a series of State Street Research Securities Trust), which Annual Report is also incorporated by reference in the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2004